Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684 5708

Website: www.nvsos.gov

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20120742069-03
Filing Date and Time 10/31/2012 9:59 AM
Entity Number E0564602012-1

1.

 Name of Corporation:

Sipup Corporation

2.

Resident Agent for

Commercial Registered agent: Eastbiz.com, Inc.

Service or process:

3.

Authorized stock:

Number of shares with par value:   75,000,000    Par value per share $0.001

Number of shares without par value: _______________

4.

Name and address

Faraz Ahmed

of Board of directors/

5348 Vegas Dr

Trustees:

Las Vegas, NV 89108

5.

Purpose:

6.

Names, Addresses

Eastbiz.com, Inc    /s/    Eastbiz.com, Inc

and Signature

5348 Vegas Dr

       (Incorporator Signature)

of Incorporator:

Las Vegas, NV 89108

7.

Certificate of Acceptance

of Appointment of

Registered Agent:

I hereby accept appointment as Resident Agent for the above

named Entity:

    /s/    Eastbiz.com, Inc

  Date: 10/31/2012

Authorized Signature of Registered Agent

or On Behalf of Registered Agent Entity

1